Exhibit F

CERTAIN INFORMATION ABOUT THE EXECUTIVE OFFICERS AND DIRECTORS OF THE REPORTING PERSONS

Set forth below is information about (i) the name and title of each executive officer and director of the Berkshire Entities, (ii) his or her business address, and (iii) his or her present principal occupation or employment, and the name, principal business, and address of any corporation or other organization in which such employment is conducted (to the extent that the principal business and address of such corporation or organization are not already disclosed in Item 2 of this Schedule 13D).

(1)	Berkshire Hathaway Inc. (“Berkshire”)

The executive officers of Berkshire are Warren E. Buffett, Chairman and Chief Executive Officer, Charles T. Munger, Vice Chairman, and Marc D. Hamburg, Vice President and Chief Financial Officer. The directors of Berkshire are Warren E. Buffett, Charles T. Munger, Howard G. Buffett, Malcolm G. Chace, William H. Gates, David S. Gottesman, Charlotte Guyman, Donald R. Keough, Thomas S. Murphy, Ronald L. Olson, and Walter Scott, Jr.

(2)	OBH, Inc. (“OBH”)

The executive officers of OBH are Warren E. Buffett, Chairman and Chief Executive Officer, Charles T. Munger, Vice Chairman, and Marc D. Hamburg, Vice President and Treasurer. The directors of OBH are Warren E. Buffett, Marc D. Hamburg, and Forrest N. Krutter.

(3)	National Indemnity Company (“NICO”)

The executive officers of NICO are Donald F. Wurster, President, Ajit Jain, Executive Vice President, Phillip M. Wolf, Senior Vice President, Dale Geistkemper, Treasurer, and Forrest N. Krutter, Senior Vice President. The directors of NICO are Donald F. Wurster, Phillip M. Wolf, Marc D. Hamburg, Forrest N. Krutter, Warren E. Buffett, Michael A. Goldberg, and Mark D. Millard.

(4)	Nebraska Fire and Marine Insurance Company (“NFMIC”)

The executive officers of NFMIC are Donald F. Wurster, President, Phillip M. Wolf, Senior Vice President, Dale Geistkemper, Treasurer, and Forrest N. Krutter, Senior Vice President. The directors of NFMIC are Donald F. Wurster, Marc D. Hamburg, Forrest N. Krutter, Warren E. Buffett, and Michael A. Goldberg.

(5)	Cypress Insurance Company (“Cypress”)

The executive officer of Cypress is Rodney Eldred, President. The directors of Cypress are Rodney Eldred, Michael A. Goldberg, and Brad Kinstler.

- F1 -

(6)	Columbia Insurance Company (“Columbia”)

The executive officers of Columbia are Donald F. Wurster, President, Phillip M. Wolf, Senior Vice President, Dale Geistkemper, Treasurer, and Forrest N. Krutter, Senior Vice President. The directors of Columbia are Donald F. Wurster, Marc D. Hamburg, Forrest N. Krutter, Warren E. Buffett, and Michael A. Goldberg.

(7)	BH Columbia Inc. (“BH Columbia”)

The executive officers of BH Columbia are Marc D. Hamburg, President, and Daniel J. Jaksich, Treasurer. The directors of BH Columbia are Marc D. Hamburg, Daniel J. Jaksich, Forrest N. Krutter, and Mark D. Millard.

(8)	National Liability & Fire Insurance Company (“NLFIC”)

The executive officers of NLFIC are Donald F. Wurster, President, Ajit Jain, Executive Vice President, and Dale Geistkemper, Treasurer. The directors of NLFIC are Donald F. Wurster, Marc D. Hamburg, Warren E. Buffett, Michael A. Goldberg, Forrest N. Krutter, Brian Snover, and Phillip M. Wolf.

(9)	Blue Chip Stamps (“Blue Chip”)

The executive officers of Blue Chip are Charles T. Munger, Chairman, Robert H. Bird, President, and Jeffrey L. Jacobson, Vice President and Chief Financial Officer. The directors of Blue Chip are Charles T. Munger, Robert H. Bird, and Jeffrey L. Jacobson.

(10)	Wesco Financial Corporation (“Wesco”)

The executive officers of Wesco are Charles T. Munger, Chairman, Robert H. Bird, President, Jeffrey L. Jacobson, Vice President and Chief Financial Officer, and Robert E. Sahm, Vice President. The directors of Wesco are Charles T. Munger, Robert H. Bird, Carolyn H. Carlburg, Robert E. Denham, Robert T. Flaherty, Peter D. Kaufman and Elizabeth Casper Peters.

(11)	Wesco Holdings Midwest, Inc. (“Wesco Holdings”)

The executive officers of Wesco Holdings are Michael A. Goldberg, President, and Marc D. Hamburg, Treasurer. The directors of Wesco Holdings are Michael A. Goldberg, Marc D. Hamburg, and Warren E. Buffett.

(12)	Wesco-Financial Insurance Company (“WFIC”)

The executive officers of WFIC are Michael A. Goldberg, President, and Dale Geistkemper, Treasurer. The directors of WFIC are Michael A. Goldberg, Dale Geistkemper, Warren E. Buffett, Marc D. Hamburg, and Forrest N. Krutter.

- F2 -

(13)	GEICO Corporation

The executive officers of GEICO Corporation are Olza M. Nicely, President and Chief Executive Officer-Insurance Operations, Louis A. Simpson, President and Chief Executive Officer-Capital Operations, Charles R. Davies, Senior Vice President and General Counsel and Thomas A. Wells, Senior Vice President and Chief Financial Officer. The directors of GEICO Corporation are Warren E. Buffett, Marc D. Hamburg, and Forrest N. Krutter.

(14)	Government Employees Insurance Company

The executive officers of Government Employees Insurance Company are Olza M. Nicely, President and Chief Executive Officer, Charles R. Davies, Senior Vice President and General Counsel, Thomas A. Wells, Senior Vice President and Chief Financial Officer, William E. Roberts, Vice President. The directors of GEICO Corporation are Charles R. Davies, John J. Geer, Donald R. Lyons, Robert M. Miller, Olza M. Nicely, William E. Roberts, David L. Schindler, and Thomas M. Wells.

- F3 -

Name	Principal Occupation	Business Address
Robert H. Bird	President of Wesco	301 East Colorado Boulevard, Suite 300, Pasadena, California 91101

Howard G. Buffett	President of Buffett Farms and BioImages, a photography and publishing company	407 Southmoreland Place, Decatur, Illinois 62521, which is the same address for Buffett Farms and BioImages

Warren E. Buffett	Chairman and Chief Executive Officer of Berkshire	1440 Kiewit Plaza, Omaha, Nebraska 68131

Carolyn H. Carlburg	Attorney in private practice	1040 North Lincoln Avenue, 2nd Floor, Pasadena, California 91103

Malcolm G. Chace	Chairman of the Board of Directors of BankRI, a community bank located in Rhode Island	One Providence Washington Plaza, Providence, Rhode Island 02903, which is the same address for BankRI

Charles R. Davies	Senior Vice President and General Counsel of GEICO Corporation	One GEICO Plaza Washington, D.C. 20076

Robert E. Denham	Partner in the law firm of Munger, Tolles & Olson LLP	355 South Grand Avenue, 35th Floor, Los Angeles, California 90071-1560

Rodney Eldred	President of Cornhusker Casualty Company, the principal business of which is the property and casualty insurance business	9290 West Dodge Road, Omaha, Nebraska 68114, which is the same address for Cornhusker Casualty Company

Robert T. Flaherty	Personal investments	301 East Colorado Boulevard, Suite 300, Pasadena, California 91101

- F4 -

Name	Principal Occupation	Business Address
William H. Gates	Chairman of Microsoft Corporation, a software Company	One Microsoft Way Redmond, WA 98032

John J. Geer	Vice President, Government Employees Insurance Company	One GEICO Plaza Washington, D.C. 20076

Dale Geistkemper	Treasurer of National Indemnity Company	3024 Harney Street, Omaha, Nebraska 68131

Michael A. Goldberg	President of Berkshire Hathaway Credit Corp., which is engaged in commercial real estate financing	1440 Kiewit Plaza, Omaha, Nebraska 68131, which is the same address for Berkshire Hathaway Credit Corp.

David S. Gottesman	Senior Managing Director of First Manhattan Company, an investment Advisory firm	437 Madison Avenue New York, NY 10022

Charlotte Guyman	Chairman of Finance Committee of Board of Directors of UW Medicine, an academic medical center	3224 78th Place NE Medina, WA 98039

Marc D. Hamburg	Vice President and Chief Financial Officer of Berkshire	1440 Kiewit Plaza, Omaha, Nebraska 68131

Jeffrey L. Jacobson	Vice President and Chief Financial Officer of Wesco	301 East Colorado Boulevard, Suite 300, Pasadena, California 91101

- F5 -

Name	Principal Occupation	Business Address
Ajit Jain	Executive Vice President of NICO	3024 Harney Street, Omaha, Nebraska 68131

Daniel J. Jaksich	Controller of Berkshire	1440 Kiewit Plaza, Omaha, Nebraska 68131

Peter Kaufman	Chairman and CEO of Glenair Inc.	301 East Colorado Boulevard, Suite 300, Pasadena, California 91101

Donald R. Keough	Chairman of Allen and Company Incorporated, an investment banking firm	DMK International 200 Galleria Parkway Atlanta, Georgia 30339

Brad Kinstler	President of Fechheimers Brothers Company, which is engaged in the manufacture of uniforms	4545 Malsbary Road, Cincinnati, Ohio 45242, which is the same address for Fechheimers Brothers Company

Forrest N. Krutter	Secretary of Berkshire	1440 Kiewit Plaza, Omaha, Nebraska 68131

Donald R. Lyons	Vice President, Government Employees Insurance Company	One GEICO Plaza Washington, D.C. 20076

Mark D. Millard	Director of Financial Assets of Berkshire	1440 Kiewit Plaza, Omaha, Nebraska 68131

Robert M. Miller	Vice President, Government Employees Insurance Company	One GEICO Plaza Washington, D.C. 20076

- F6 -

Name	Principal Occupation	Business Address
Charles T. Munger	Vice Chairman of Berkshire	355 South Grand Avenue, 34th Floor, Los Angeles, California 90071-1560

Thomas S. Murphy	Former Chairman and CEO Of Capital Cities/ABC	c/o ABC Inc. 77 West 66th Street New York, NY 10023

Olza M. Nicely	President and CEO- Insurance Operations, GEICO Corporation	One GEICO Plaza Washington, D.C. 20076

Ronald L. Olson	Partner in the law firm of Munger, Tolles & Olson LLP	355 South Grand Avenue, 35th Floor, Los Angeles, California 90071-1560

Elizabeth Casper Peters	Engaged in personal investments	301 East Colorado Boulevard, Suite 300, Pasadena, California 91101

William E. Roberts	Vice President, Government Employees Insurance Company	One GEICO Plaza Washington, D.C. 20076

Robert E. Sahm	Vice President of Wesco	301 East Colorado Boulevard, Suite 300, Pasadena, California 91101

David L. Schindler	Vice President, Government Employees Insurance Company	One GEICO Plaza Washington, D.C. 20076

Walter Scott, Jr.	Chairman of the Board of Directors of Level 3 Communications, Inc., which is engaged in telecommunications and computer outsourcing	1025 El Dorado Boulevard, Broomfield, Colorado 80021, which is the same address for Level 3 Communications, Inc.

Louis A. Simpson	President and CEO- Capital Operations, GEICO Corporation	P.O. Box 1943 Rancho Santa Fe, CA 92067

Brian Snover	Vice President of NICO	3024 Harney Street, Omaha, Nebraska 68131

Thomas M. Wells	Senior Vice President and Chief Financial Officer of GEICO Corporation	One GEICO Plaza Washington, D.C. 20076

Phillip M. Wolf	Senior Vice President of NICO	3024 Harney Street, Omaha, Nebraska 68131

Donald F. Wurster	President of NICO	3024 Harney Street, Omaha, Nebraska 68131

- F7 -